                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15d OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 18, 1995



                                EVRO CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                         0-7870                  59-3229961
------------------------             --------------        ---------------------
(State of Incorporation)              (Commission             (I.R.S Employer
                                      File Number)          Identification No.)

                             523 Douglas Avenue
                       Altamonte Springs, Florida 32714
--------------------------------------------------------------------------------
              (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code      (407) 786-4460
                                                  ------------------------------

                 7501 W. Irlo Bronson Memorial Hwy., Suite 105
                            Kissimmee, Florida 34747
--------------------------------------------------------------------------------
       (Former name, former address and former fiscal year, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On September 18, 1995, EVRO Corporation ("EVRO" and the "Company") filed Form 8-K reporting that the Company acquired at least 51% of the issued and outstanding common shares of Channel America Television Network, Inc. ("Channel America").

        The acquisition agreements between the Company and Channel America, initially signed on July 13, 1995, amended on September 18, 1995, October 10, 1995, October 26, 1995, and February 7, 1996, provide that the Company will, in a two-step transaction, acquire 100% of the issued and outstanding shares of the capital stock of Channel America. The Company completed the first step of the transaction on October 10, 1995, when, in exchange for $1,000,000, the Company acquired 27,500,000 shares of the common stock of Channel America, which will represent at least 51% of the issued and outstanding shares of Channel America's voting stock, after giving effect to the anticipated issuance of additional shares of Channel America's common stock to its creditors pursuant to the anticipated conversion of Channel America's indebtedness described below. Of the $1,000,000 purchase price, $300,000 has been paid as of December 31, 1995, $300,000 is due and payable on February 29, 1996, and the balance, $400,000, was paid by the Company's delivery of its promissory note, bearing interest at eight percent per annum, the principal and accrued interest of which is payable on March 31, 1996. In the event that the Company defaults in the payment of any portion of the purchase price, the percentage of Channel America's shares acquired by the Company will be reduced pro rata with respect to the percentage of the purchase price actually paid. For accounting purposes, the Company's acquisition of the 51% interest in Channel America was recorded as of October 1, 1995.

        The second step of the Channel America acquisition, wherein the Company has agreed to issue 48,000 shares of its Series H Convertible Preferred Stock (the "Series H Preferred"), convertible into 3,000,000 shares of the Company's common stock, as consideration for the remaining 49% of the shares of Channel America's common stock held by persons other than the Company, will be closed once an aggregate of 90% of the note holders of Channel America and holders of preferred stock, representing a total of $7,768,533 of debt and equity as of June 30, 1995, agree to convert their debt or preferred stock, as applicable, into shares of Channel America's common stock. The Series H Preferred has been issued to an escrow agent, and will be held in escrow, pending: (a) the Company increasing the number of its authorized shares of common stock; (b) the Company filing a registration statement with the Securities and Exchange Commission, registering the shares of common stock underlying the Series H Preferred; and
(c) the agreement being approved by the shareholders of Channel America. If the second step of the agreement is not closed by December 31, 1995, it may be canceled by either party. The parties are currently negotiating to extend the December 31, 1995, deadline.

        For accounting purposes, the Company's acquisition of the 51% interest in Channel America was recorded as of October 1, 1995, using the purchase method of accounting. The October 10, 1995. The excess of the purchase price, including transaction costs relating to the acquisition of $350,000, over and above the aggregate fair value of the assets acquired less the liabilities assumed has been recorded as goodwill ($7,834,997). Goodwill will be amortized on a straight line basis over 15 years, the estimated life of Channel America's list of affiliate television stations and cable companies. No value has been assigned to the minority interest of Channel America as the net assets acquired, including goodwill, are equal to the liabilities assumed as of the date of acquisition.

        As closing occurred in the middle of the month on October 10, 1995, the transaction has been recorded as of October 1, 1995, a date which lies within the date on which the transaction was initiated and the date of closing. Accordingly, the financial statements of EVRO for the quarter ended December 31, 1995 will reflect the operations of Channel America for the entire three month period. The cost of acquisition and net income for the period from October 1, 1995 to October 10, 1995 will be reduced by imputed interest of $1,600 using a 10% annual rate of interest.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        The following financial statements of TSSN and pro-forma financial information are hereby included as required by Item 7(a) and (b) to Form 8-K.

                                                                             Page Number
                                                                             -----------
(A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

Financial Statements of Channel America Television
Network, Inc. and Subsidiary for the years ended
December 31, 1994 and 1993                                                   F-1     F-21

Unaudited Financial Statements of Channel America
Television, Inc. and Subsidiary for the nine months ended
September 30, 1995.

         Consolidated Balance Sheet                                          F-22    F-23
         Consolidated Statement of Operations                                F-24
         Consolidated Statement of Stockholders'
           Equity Deficit                                                    F-25
         Consolidated Statement of Cash Flows                                F-26
         Notes to Consolidated Financial Statements                          F-27

(B) PROFORMA FINANCIAL INFORMATION:

Balance Sheet as of September 30, 1995                                       F-28

Proforma Statement of Operations for the year
 ended December 31, 1994                                                     F-29

Proforma Statement of Operations for the nine
  months ended September 30, 1995                                            F-30

(C)  EXHIBITS

2.1 Fourth Amended Agreement to Stock Purchase Agreement, Agreement of Plan and Merger, and Escrow Agreement by and among Channel America Television Network, Inc., EVRO Corporation and Scolaro, Shulman, Cohen, Lawler & Burstein, P.C. dated February 7, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           Date: February 27, 1996

                                           EVRO CORPORATION


                                           By:  /s/ O. Don Lauher
                                                -----------------------
                                                O. Don Lauher
                                                Chief Financial Officer

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS



                                                                                                   Page to Page
                                                                                                   ------------
Report of Independent Auditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-2 . .

FINANCIAL STATEMENTS:

  Consolidated Balance Sheets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-3 . . F-4

  Consolidated Statements of Operations   . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-5 . .

  Consolidated Statements of Stockholders' Equity (Deficit)   . . . . . . . . . . . . . . . . .     F-6 . .

  Consolidated Statements of Cash Flows   . . . . . . . . . . . . . . . . . . . . . . . . . . .     F-7 . . F-8

  Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . .     F-9 . . F-19

FINANCIAL STATEMENT SCHEDULES:

  Report of Independent Auditors on Financial Statement Schedules   . . . . . . . . . . . . . .     F-20  .

  Schedule II - Valuation and Qualifying Accounts   . . . . . . . . . . . . . . . . . . . . . .     F-21  .

                             . . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders and Board of Directors of Channel America Television Network, Inc.


                 We have audited the accompanying consolidated balance sheets of Channel America Television Network, Inc. and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

                 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Channel America Television Network, Inc. and subsidiary as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                 The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's working capital deficit, accumulated deficit and history of operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2.
The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                     /s/ Mortenson and Associates, P.C.
                                     ----------------------------------
                                     MORTENSON AND ASSOCIATES, P.C.
                                     Certified Public Accountants.

Cranford, New Jersey
December 15, 1995

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                                 ------------
                                                                                            1994              1993
                                                                                           ------            ------
ASSETS:
CURRENT ASSETS:
  Cash                                                                                   $  35,638        $     3,332
  Cash in Escrow                                                                                --          1,398,592
  Accounts Receivable (Less Allowance for Doubtful Accounts
    of $75,517 and $38,001, Respectively)                                                    4,575             35,075
  Program Rights (Less Amortization of $139,703 and
    $62,882, Respectively)                                                                 110,948              6,218
  Other Current Assets                                                                          --              2,300
                                                                                         ---------        -----------

  TOTAL CURRENT ASSETS                                                                     151,161          1,445,517
                                                                                         ---------        -----------

PROPERTY AND EQUIPMENT:
  Furniture and Equipment                                                                   66,424             44,647
  Broadcast Equipment                                                                       55,276             49,526
  Film Library                                                                              55,730             54,125
                                                                                         ---------        -----------

  Totals - At Cost                                                                         177,430            148,298
  Less:  Accumulated Depreciation and Amortization                                         146,652            127,827
                                                                                         ---------        -----------

  PROPERTY AND EQUIPMENT - NET                                                              30,778             20,471
                                                                                         ---------        -----------

OTHER ASSET:
  Deposits                                                                                   7,500              6,167
                                                                                         ---------        -----------

  TOTAL ASSETS                                                                           $ 189,439        $ 1,472,155
                                                                                         =========        ===========



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS


                                                                                                DECEMBER 31,
                                                                                                ------------
                                                                                          1994               1993
                                                                                         ------             ------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
  Notes Payable - Related Parties                                                     $  2,197,180      $          --
  Notes Payable - Others                                                                 3,806,943             68,161
  Accounts Payable                                                                       1,863,238          1,885,457
  Accrued Expenses                                                                         112,917             92,958
  Accrued Interest Payable                                                                 224,132             62,202
  Other Current Liabilities                                                                 73,388             49,990
                                                                                      ------------      -------------

  TOTAL CURRENT LIABILITIES                                                              8,277,798          2,158,768
                                                                                      ------------      -------------

OTHER LIABILITIES:
  Notes Payable - Related Parties                                                               --          2,569,680
  Notes Payable - Others                                                                        --          3,363,375
  Net Liabilities of Discontinued Operations                                               118,983            274,903
                                                                                      ------------      -------------

  TOTAL OTHER LIABILITIES                                                                  118,983          6,207,958
                                                                                      ------------      -------------

COMMITMENTS AND CONTINGENCIES                                                                   --                 --
                                                                                      ------------      -------------

STOCKHOLDERS' EQUITY (DEFICIT):
  Series A Preferred Stock - $.01 Par Value, Cumulative,
    Authorized 200,000 Shares; Issued and Outstanding
    135,962 Shares and 128,266, respectively, $1,359,620
    and $1,282,660 Liquidation Value, respectively                                           1,360              1,283

  Additional Paid-in Capital - Preferred Stock                                           1,358,260          1,281,377

  Common Stock $.01 Par Value; Authorized 100,000,000
    Shares; Issued and Outstanding 3,411,959 Shares and
    1,886,465 Shares, respectively                                                          34,120             18,864

  Additional Paid-in Capital - Common Stock                                             10,317,610          9,635,418

  Accumulated (Deficit)                                                                (19,918,692)       (17,831,513)
                                                                                      ------------      -------------

  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                                  (8,207,342)        (6,894,571)
                                                                                      ------------      -------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                $    189,439      $   1,472,155
                                                                                      ============      =============



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                       YEARS ENDED
                                                                       --------------------------------------------
                                                                                       DECEMBER 31,
                                                                       --------------------------------------------
                                                                          1994             1993              1992
                                                                         ------           ------            ------
REVENUE                                                              $  1,639,811     $  1,577,983      $  1,676,320

OPERATING EXPENSES:
  Direct Operating and Programming                                      2,058,623        1,832,260          1,962,033
  Selling, General and Administrative                                   1,254,792          629,551            605,421
  Debt Restructuring Costs                                                 53,213          312,709                 --
  Bad Debt Expense                                                         53,241           15,372             62,287
                                                                     ------------     ------------      -------------

  TOTAL OPERATING EXPENSES                                              3,419,869        2,789,892          2,629,741
                                                                     ------------     ------------      -------------

OTHER INCOME (EXPENSE):
  Interest Income                                                          14,461           11,454             15,068
  Interest Expense                                                       (482,062)        (535,743)          (510,913)
                                                                     ------------     ------------      -------------

  TOTAL OTHER (EXPENSE) - NET                                            (467,601)        (524,289)          (495,845)
                                                                     ------------     ------------      -------------

  (LOSS) FROM CONTINUING OPERATIONS                                    (2,247,659)      (1,736,198)        (1,449,266)
                                                                     ------------     ------------      -------------

DISCONTINUED OPERATIONS:
  Gain (Loss) on Disposal of Discontinued Operations                      237,440         (230,806)        (1,047,052)
                                                                     ------------     ------------      -------------

  NET (LOSS)                                                         $ (2,010,219)    $ (1,967,004)     $  (2,496,318)
                                                                     ============     ============      =============

  (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE                 $       (.73)    $      (1.94)     $       (2.54)
                                                                     ============     ============      =============

  NET (LOSS) PER COMMON SHARE                                        $       (.65)    $      (2.20)     $       (4.37)
                                                                     ============     ============      =============

  WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                         3,077,164          893,822            571,211
                                                                     ============     ============      =============


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                        ADDITIONAL
                                                        ----------
                                                         PAID-IN                                                           TOTAL
                                                         -------                                                           -----
                               PREFERRED                 CAPITAL      COMMON               ADDITIONAL                  STOCKHOLDERS'
                               ---------                 -------      ------               ----------                  -------------
                                 STOCK     PREFERRED    PREFERRED     STOCK      COMMON     PAID-IN      ACCUMULATED      EQUITY
                                 -----     ---------    ---------     -----      ------     -------      -----------      ------
                                SHARES       STOCK        STOCK       SHARES     STOCK      CAPITAL       (DEFICIT)      (DEFICIT)
                                ------       -----        -----       ------     -----      -------       ---------      ---------
BALANCE - JANUARY 1, 1992            --     $   --     $       --     571,211   $ 5,712   $ 9,411,573   $(13,368,191)   $(3,950,906)

  Net (Loss)                         --         --             --          --        --            --     (2,496,318)    (2,496,318)
                               --------     ------     ----------   ---------   -------   -----------   ------------    -----------

BALANCE - JANUARY 1, 1993            --         --             --     571,211     5,712     9,411,573    (15,864,509)    (6,447,224)

  Issuance of Stock for
    Services Rendered                --         --             --     887,200     8,872        35,988             --         44,860

  Issuances of Stock for
    Exercise of Warrants             --         --             --      43,200       432           468             --            900

  Issuance of Stock for
    Restructure of Debt         128,266      1,283      1,281,377     384,854     3,848       187,389             --      1,473,897

  Net (Loss)                         --         --             --          --        --            --     (1,967,004)    (1,967,004)
                               --------     ------     ----------   ---------   -------   -----------   ------------    -----------

BALANCE - DECEMBER 31, 1993     128,266      1,283      1,281,377   1,886,465    18,864     9,635,418    (17,831,513)    (6,894,571)

  Issuance of Stock for
    Exercise of Warrants             --         --             --     100,800     1,009         1,092             --          2,101

  Issuance of Stock for
    Conversion of Debt               --         --             --   1,384,000    13,840       661,160             --        675,000

  Issuance of Stock for
    Services Rendered                --         --             --      25,676       257        12,581             --         12,838

  Issuance of 6% Preferred
    Stock Dividend                7,696         77         76,883          --        --            --        (76,960)            --

  Issuance of Stock for
    Restructure of Debt              --         --             --      15,018       150         7,359             --          7,509

  Net (Loss)                         --         --             --          --        --            --     (2,010,219)    (2,010,219)
                               --------     ------     ----------   ---------   -------   -----------   ------------    -----------

BALANCE - DECEMBER 31, 1994     135,962     $1,360     $1,358,260   3,411,959   $34,120   $10,317,610   $(19,918,692)   $(8,207,342)
                               ========     ======     ==========   =========   =======   ===========   ============    ===========


The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       YEARS ENDED
                                                                       ---------------------------------------------
                                                                                       DECEMBER 31,
                                                                       ---------------------------------------------
                                                                          1994             1993                1992
                                                                         ------           ------              ------
OPERATING ACTIVITIES:
  Net (Loss) from Continuing Operations                              $ (2,247,659)    $ (1,736,198)      $ (1,449,266)
                                                                     ------------     ------------       ------------
  Adjustments to Reconcile Net (Loss) from Continuing
    Operations to Net Cash (Used) for Operating Activities:
    Depreciation and Amortization                                          18,825           21,487             29,174
    Use of Program Rights                                                  76,821           20,583             16,314
    Issuance of Stock for Services Rendered                                12,838           44,860                 --
    Issuance of Stock for Restructure of Debt                                  --        1,473,897                 --
    Other Non-Cash Restructuring Activity - Net                                --         (932,905)                --
    Bad Debt Expense (Recovery)                                            53,241           15,372            (25,941)

  Changes in Assets and Liabilities:
    (Increase) Decrease in:
      Accounts Receivable                                                 (22,739)          (9,715)            10,591
      Program Rights                                                     (181,553)              --                 --
      Other Current Assets                                                  2,300           34,205            (30,076)

    Increase (Decrease) in:
      Accounts Payable After Restructuring                                 91,125          233,525            986,214
      Accrued Expenses After Restructuring                                 19,959           84,700             86,708
      Accrued Interest Payable After Restructuring                        388,891          431,250            354,592
      Other Current Liabilities                                            23,398          (14,405)            64,395
                                                                     ------------     ------------       ------------

    Total Adjustments                                                     483,106        1,402,854          1,491,971
                                                                     ------------     ------------       ------------

  NET CASH - CONTINUING OPERATIONS - FORWARD                           (1,764,553)        (333,344)            42,705
                                                                     ------------     ------------       ------------

DISCONTINUED OPERATIONS:
  Net Income (Loss) from Discontinued Operations                               --               --                 --
  Adjustments to Reconcile Net Income (Loss) to Net
    Cash Generated by (Used for) Discontinued Operations:
    Changes in Net Assets, Liabilities and Losses                              --               --            875,955
    Estimated Gain (Loss) on Disposal of
      Discontinued Operations                                             237,440         (230,806)        (1,047,052)
                                                                     ------------     ------------       ------------

  NET CASH GENERATED BY (USED FOR) DISCONTINUED
    OPERATIONS - FORWARD                                                  237,440         (230,806)          (171,097)
                                                                     ------------     ------------       ------------

INVESTING ACTIVITIES - CONTINUING OPERATIONS:
  Purchase of Property and Equipment                                      (29,132)              --                 --
  Security Deposit                                                         (1,333)              --             (2,667)
                                                                     ------------     ------------       ------------

  NET CASH - INVESTING ACTIVITIES - CONTINUING
    OPERATIONS - FORWARD                                                  (30,465)              --             (2,667)
                                                                     ------------     ------------       ------------

  NET CASH - INVESTING ACTIVITIES - DISCONTINUED
    OPERATIONS - FORWARD                                             $         --     $         --       $         --



The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                       YEARS ENDED
                                                                      ---------------------------------------------
                                                                                       DECEMBER 31,
                                                                      ---------------------------------------------
                                                                         1994             1993                1992
                                                                        ------           ------              ------
  NET CASH - CONTINUING OPERATIONS - FORWARDED                       $ (1,764,553)     $  (333,344)       $   42,705
                                                                     ------------      -----------        ----------

  NET CASH GENERATED BY (USED FOR) DISCONTINUED
    OPERATIONS - FORWARDED                                                237,440         (230,806)         (171,097)
                                                                     ------------      -----------        ----------

  NET CASH - INVESTING ACTIVITIES - CONTINUING
    OPERATIONS - FORWARDED                                                (30,465)              --            (2,667)
                                                                     ------------      -----------        ----------

  NET CASH - INVESTING ACTIVITIES - DISCONTINUED
    OPERATIONS - FORWARDED                                                     --               --                --
                                                                     ------------      -----------        ----------

FINANCING ACTIVITIES - CONTINUING OPERATIONS:
  Proceeds from Exercise of Warrants                                        2,101              900                --
  Proceeds from Series 1 Debentures                                            --          350,000                --
  Proceeds from Series 2 Debentures                                            --          325,000                --
  Proceeds from Senior Convertible Notes                                  226,000        1,250,000                --
  Proceeds from Other Loans                                                 5,000           62,303           184,354
  Payments of Debt                                                        (41,809)         (73,240)               --
                                                                     ------------      -----------        ----------

  NET CASH - FINANCING ACTIVITIES - CONTINUING
    OPERATIONS                                                            191,292        1,914,963           184,354
                                                                     ------------      -----------        ----------

  NET CASH - FINANCING ACTIVITIES - DISCONTINUED
    OPERATIONS                                                                 --               --                --
                                                                     ------------      -----------        ----------

  NET (DECREASE) INCREASE IN CASH                                      (1,366,286)       1,350,813            53,295

CASH - BEGINNING OF YEARS                                               1,401,924           51,111            (2,184)
                                                                     ------------      -----------        ----------

  CASH - END OF YEARS                                                $     35,638      $ 1,401,924        $   51,111
                                                                     ============      ===========        ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the years for:
    Interest                                                         $      5,580      $        --        $       --
    Income Taxes                                                     $         --      $        --        $       --

SUPPLEMENTAL INFORMATION OF NONCASH FINANCING ACTIVITIES:
  See accompanying notes and consolidated financial statements for further details on noncash financing activities.

The Accompanying Notes are an Integral Part of these Consolidated Financial Statements.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) ORGANIZATION AND BUSINESS

(A) CURRENT OPERATIONS - Channel America Television Network, Inc. (the "Company or Channel America") operates a broadcast television network.

Until May 1994, the Company was called Channel America LPTV Holdings, Inc. and originally served predominantly low power television ("LPTV") stations and the home satellite dish market. The Company has sought as affiliates principally full power television stations and direct cable affiliates. The Company's network encompasses 69 affiliates consisting of full power independent broadcast stations, LPTV stations and local origination cable systems.

(B) DISCONTINUED OPERATIONS - The Company initially decided to own and operate LPTV stations in connection with the operation of its broadcast network and acquired or constructed 16 licensed operating LPTV stations, acquired options to buy additional stations, obtained 17 construction permits from the United States Federal Communications Commission (the "FCC") to build stations, and entered into eight program affiliate/lease agreements to operate LPTV stations owned by others. In 1992, based on the Company's financial condition and the costs involved and constructing LPTV stations, the Company discontinued its broadcast station operations. The Company decided to sell all its LPTV licenses, stations and construction permits and to terminate its program affiliate/lease agreements and to concentrate on being a network comprised of affiliate stations. The Company's former broadcast station operations including its licenses, permits and affiliate/lease agreements, are reflected in these consolidated financial statements as discontinued operations.

(2) REALIZATION OF ASSETS

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses and has a working capital deficiency of $8,126,637 and net deficiency of assets of $8,207,342 at December 31, 1994. In addition, the Company expects to incur substantial expenditures in the operation of its business, including expenditures relating to the acquisition and production of programming and marketing. The Company may need substantial financing from outside parties for working capital since the necessary funds are not being generated from operations. The amount of funds needed by the Company is dependent upon the Company's success at generating revenues and the rate of growth of its operations.

There is a proposed acquisition of the Company by Evro Corporation ("Evro")(see Notes 13 & 14). Pursuant to that proposed acquisition, Evro has advanced funds to the Company in 1995. The Company has been able to meet its 1995 working capital needs through such funds. If the acquisition of the Company by Evro is not consummated, there can be no assurance that the Company will be successful in generating the needed level of revenue or cash flows to sustain operations.

  In view of the matters described in the preceding paragraph, recoverability of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's future operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #2


(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated. The Company is pursuing the sale of owned LPTV stations and, in accordance with opinion No. 30 of the Accounting Principles Board, amounts relative to the sales of such stations are shown separately in the accompanying consolidated financial statements as discontinued operations. This disposition is described in the following note and data presented in all other notes are exclusive of owned LPTV station operations.

(B) REVENUE RECOGNITION - The Company derives operating revenues from paid programming, affiliate fees and per-inquiry fees. The Company also generates non-cash revenues from barter transactions. Paid programming represents revenue earned for broadcasting customer generated programming and (to a lesser extent) paid spot advertising (e.g. 30-second commercials). Affiliate fees are monthly charges to affiliated stations for the right to belong to the broadcast network. The Company may from time to time waive all or a portion of such fees to attract and maintain affiliates. Per inquiry fees represent fees generated, on a direct response basis, when a customer uses air time to sell directly to viewers who then place orders with the customer. Barter (nonmonetary) transactions generally are used by the Company to acquire programming. In a typical barter transaction, the Company is given programming rights in exchange for air time. The estimated fair value of programming rights is recognized as revenue and programming expense when the air time is used. As is the general accounting practice in this industry, no gain or loss is recognized on barter transactions. Therefore, barter transactions increase both revenue and expenses, but do not affect cash flow. Although the Company does not receive any cash in barter transactions, such transactions alleviate cash expenditures by the Company to acquire programming.

The following summarizes revenue:

                                                                                  Years  ended
                                                                               --------------------
                                                                                   December 31,
                                                                               --------------------
Revenue Source:                                                          1994           1993           1992
---------------                                                         ------         ------         ------
Barter Programs                                                    $   1,055,850  $     953,700  $    732,150
Paid Programming and Paid Spots                                          411,839        431,550       709,675
Per Inquiry Revenue                                                       80,004        111,136       109,122
Affiliate Fees                                                            92,118         81,597       125,373
                                                                   -------------  -------------  ------------
  TOTAL REVENUE                                                    $   1,639,811  $   1,577,983  $  1,676,320
                                                                   =============  =============  ============

(C) FILM LIBRARY AND EQUIPMENT - Film library and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives ranging from 5 to 11 years. Depreciation and amortization expense amounted to $20,225, $21,487 and $29,174 for the years ended December 31, 1994, 1993 and 1992, respectively.

(D) PROGRAM RIGHTS - Program rights relate to rights purchased for broadcast materials. The costs are amortized over the estimated number of future showings unless the program is licensed for an unlimited number of showings in which case it is amortized over the contract period. Amortization expense for the years ended December 31, 1994, 1993 and 1992 was $76,821, $20,583 and
$16,314, respectively. These rights are classified as current or long-term based upon their anticipated usage.

(E) CASH EQUIVALENTS - The Company considers cash equivalents to be certain highly liquid investments with a maturity of three months or less when purchased. The Company had no cash equivalents at December 31, 1994. At December 31, 1993, the Company had cash balances at financial institutions which exceeded FDIC insurance limits by approximately $1,300,000. Cash in escrow is related to the sale of debentures described in Note 5. Pursuant to the terms of the debentures, the cash became available for company working capital purposes in March 1994.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #3


(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

(F) ACCOUNTS RECEIVABLE - A provision for doubtful accounts is charged to operations based on management's evaluation of potential losses in trade receivables. This evaluation includes an analysis of current and past due accounts, past experience, and any other relevant information available.

(G) LOSS PER SHARE - Loss per share has been computed based upon the weighted average number of common shares outstanding after giving retroactive treatment to the one-for-fifty reverse stock split (see Note 5A). No dual presentation of earnings (loss) per share is presented because inclusion of any of the Company's common stock equivalents would decrease the loss per share and thus would be antidilutive.

(4) DISPOSITION OF OWNED LPTV STATIONS

The Company's owned LPTV stations ceased operating near the end of 1991. As a result, the Company decided as of the beginning of 1992, to sell its owned LPTV stations (see Note 13A).

The estimated gain (loss) on disposal of such operations, which comprise "Gain
(Loss) on Disposal of Discontinued Operations" on the accompanying consolidated statements of operations, follows:

                                                                                   Years ended
                                                                  ----------------------------------------------
                                                                                   December 31,
                                                                  ----------------------------------------------
                                                                    1994               1993                1992
                                                                   ------             ------              ------
Estimated Gain (Loss) on Disposal of Owned
  LPTV Station Operations                                      $     237,440      $   (230,806)       $  (1,047,052)
                                                               =============      ============        =============

The gain estimated on disposal of the LPTV business segment has been established in accordance with current forecasts and plans, as well as from actual sales of stations. However, there can be no assurance that the ultimate gain or loss on disposition of the remaining stations will not be more or less than the amounts presently estimated. The actual sale of unsold LPTV stations in future years for amounts different then those established above will be recognized in the year of the sale.

The assets and liabilities of the business being sold are shown as "Net Liabilities of Discontinued Operations" separately on the accompanying consolidated balance sheets and consist of the following:

                                                                                    December 31,
                                                                                    ------------
                                                                              1994                 1993
                                                                             ------               ------
Notes Receivable                                                        $       215,000      $       94,880
Broadcast Equipment Estimated at Net Realizable Value                             2,800              20,000
Liabilities                                                                    (336,783)           (389,783)
                                                                        ---------------      --------------
  NET LIABILITY                                                         $      (118,983)     $     (274,903)
                                                                        ===============      ==============

(5) RECAPITALIZATION AND RESTRUCTURING

In June 1993, the Company adopted a plan of restructuring (the
"Recapitalization") of a substantial portion of its indebtedness. In furtherance of that Plan, on December 31, 1993, the Board of Directors formally ratified and approved the following:

(A) REVERSE STOCK SPLIT - Subject to stockholder approval, which approval was obtained in March 1994, a one-for-fifty reverse stock split was authorized converting the then outstanding approximately 168,500,060 shares of the Company's common stock to approximately 3,371,000 shares. The $.01 par value of the common stock did not change, therefore, common stock was decreased and paid-in capital was increased by $1,651,920 as a result of the reverse split. All share data were adjusted for the reverse stock split. Options, warrants, conversion rights and other rights of whatever nature to purchase common shares prior to the split were adjusted to reflect the revised proportional relationship caused by the split.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #4


(5) RECAPITALIZATION AND RESTRUCTURING (CONTINUED)

(B) PREFERRED STOCK - In 1993, a new class of preferred stock ("Preferred Stock") having a liquidation value of $10 per share was authorized for issuance to certain creditors. For the first twelve months after issuance, the Company had the option to pay the 6% dividend in kind by issuing additional shares of Preferred Stock. As of December 31, 1994, the Company issued 7,696 shares in payment of the 6% dividend due on that date.

After the third anniversary of the issuance of the Preferred Stock (i.e. after December 31, 1996), the dividend shall be increased to 17% and a sinking fund for the redemption of the Preferred Stock on the 10th anniversary of issuance will commence. Upon the failure of the Company to pay two consecutive dividends, the holders of the Preferred Stock have the right to gain control of the Board of Directors of the Company and convert their shares of Preferred Stock into an aggregate of 50% of the Company's outstanding common stock. The Preferred Stock is redeemable by the Company, at its option, at any time at a redemption price of 105% of par, provided that the certain secured notes have been fully paid.

(C) RESTRUCTURING OF INDEBTEDNESS (THE "RESTRUCTURE") - A description of the indebtedness restructuring that occurred during 1994 is as follows:

Accrued interest of $300,256 was converted into 10% fixed rate notes in the amount of $32,070, 10% subordinated notes of $262,700 and a 10% note payable of $5,486.

Series 1 and 2 Subordinated Convertible Debentures aggregating $675,000 were converted into 1,224,000 shares of common stock (see Note 6).

After being authorized in 1993, management issued (i) $641,328 of 10% secured promissory notes due 1996; (ii) $2,530,515 of 10% subordinated debentures due 2000; (iii) $524,230 of 10% promissory notes due 1995 to existing noteholders; and (iv) $438,666 of promissory notes due 1995 issued to trade creditors.

A description of the indebtedness restructuring that occurred as of December 31, 1993, follows:

Fixed rate secured notes (including accrued interest) aggregating $1,923,988 were converted into three year 10% notes amounting to $641,328 and preferred stock valued at $1,282,660. In connection with the conversion, the Company issued 188,147 shares of common stock. The $94,078 estimated value of the common stock has been charged to operations as debt restructuring costs.

Subordinated convertible debentures (including accrued interest) aggregating $2,411,283 and a financing bonus amount of $119,232 were converted to 10% notes due December 31, 2000. In connection with the conversion, the Company issued 196,707 shares of common stock. The $98,364 estimated value of the common stock has been changed to operations as debt restructuring costs, as has the financing bonus amount.

Accounts payable and other debt instruments (including accrued interest) amounting to $962,896 was converted to 10% five-year notes of $438,666 and 10% two-year notes in the amount of $524,230.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #5


(6) LONG-TERM DEBT

Long-term debt consist of the following:

                                                                               December 31,
                                                                  ------------------------------------
                                                                    1994                        1993
                                                                   ------                      ------
                                                                Notes Payable               Notes Payable
                                                                -------------               -------------
                                                           Related                      Related
                                                           -------                      -------
                                                           Parties        Others        Parties         Others
                                                           -------        ------        -------         ------
Senior Convertible Debentures, Due September 30,
  1996, 5% Per Annum                                    $    625,000  $     625,000  $     625,000  $     625,000

Series 2, Subordinated Convertible Debentures,
  Due September 30, 1995, 5% Per Annum                            --             --        425,000        250,000

Senior Convertible Debentures, Due March 30, 1995,
  10% Per Annum                                               52,500        173,500             --             --

Subordinated Notes, Due December 31, 2000,
  10% Per Annum                                              708,518      2,084,697        708,518      1,821,997

Fixed Rate Notes, Due August 31, 1996,
  10% Per Annum                                              324,319        341,270        324,319        317,009

Five Year Notes, Due 1995 to 2000,
  10% Per Annum                                               20,000        418,205         20,000        229,744

Two Year Notes, Due 1995 to 1996,
  10% Per Annum                                              466,843         97,387        466,843         97,387

Note Payable, Due 1994 to 1995, 10% Per Annum                     --         39,582             --         68,096

Fixed Rate Note Payable on Demand,
  15% Per Annum                                                   --         22,302             --         22,303

Note Payable, Due December 31, 1994,
  7% Per Annum                                                    --          5,000             --             --
                                                        ------------  -------------  -------------  -------------
Totals                                                     2,197,180      3,806,943      2,569,680      3,431,536
Less: Current Portion                                      2,197,180      3,806,943             --         68,161
                                                        ------------  -------------  -------------  -------------
  TOTALS                                                $         --  $          --  $   2,569,680  $   3,363,375
                                                        ============  =============  =============  =============

Maturities of long-term debt as of December 31, 1994 in each of the next five years are as follows:

1995                                            $     6,004,123
1996                                                         --
1997                                                         --
1998                                                         --
1999                                                         --
Thereafter                                                   --
                                                ---------------
  TOTAL                                         $     6,004,123
                                                ===============

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #6

(6) LONG-TERM DEBT (CONTINUED)

At December 31, 1994, the Company was in default with respect to its long-term debt. The entire amount, therefore, has been classified as current.

In accordance with certain terms of the proposed acquisition of the Company by Evro, at least ninety-percent (90%) of all outstanding debtholders must convert their notes into Company Common Stock to effect the acquisition (see Note 13D).

The Company, during 1994 sold an aggregate of $226,000 of Senior Debentures due March 31, 1995.

The Company, between October and December 1993, sold an aggregate of $1,250,000 Senior Convertible Debentures due 1996 (the "Senior Debentures"). The Senior Debentures bear an annual interest rate of 5% payable quarterly commencing December 31, 1995. The Senior Debentures are convertible into common stock on the basis of $.014705 (representing approximately 34% of the outstanding shares of common stock of the Company) if converted prior to September 30, 1996 or $.018382 (representing 29% of the shares of the common stock of the Company) if converted thereafter, subject to antidilution adjustment. Such shares are entitled to certain "demand" and "piggy-back" registration rights.

The Company, between May and September 1993, sold an aggregate of $350,000 principal amount of Series 1 Secured Convertible Debentures due 1993 (the "Series 1 Debentures"). In connection with the issuance of the Series 1 Debentures, the Company issued 160,000 shares of common stock to the holders thereof on a pro rata basis. The Series 1 Debentures bore an interest rate of 10% from and after July 7, 1993 and were secured by the Company's film and television program library. The Series 1 Debentures were convertible into 6% of the shares of common stock of the Company. In October 1993, pursuant to their terms, the Series 1 Debentures were converted into an equal amount of Series 2 Subordinated Convertible Debentures due 1995 ("Series 2 Debentures").

The Company, between October and December 1993, sold an aggregate of $325,000 Series 2 Debentures. The Series 2 Debentures bore an annual interest rate of 5% payable quarterly commencing December 31, 1995 and were secured by the Company's film and television program library. The terms of the Series 2 Debentures provided that so long as 70% of the Series 2 Debentures were outstanding, the holders had the right to elect a majority of the members of the Company's Board of Directors and had the right to vote on any issue brought before the stockholders of the Company for approval. As a result of these provisions, Thomas Kempner, Howard White, and Mark Hershhorn were elected to the Board of Directors of the Company in December 1993. In addition, the holders had a right of first refusal with respect to third party offers to purchase securities of the Company. All of the Series 2 Debentures were automatically converted upon the completion of the Restructure in 1994 into 1,224,000 shares of common stock, with 634,667 shares issuable to the holders of Series 2 Debentures that were issued in exchange for Series 1 Debentures and 589,333 shares issued to the holders of the remaining Series 2 Debentures on a pro-rata basis. Such shares are entitled to certain "demand" and piggy-back" registration rights.

The Company, between September and December 1992, borrowed an aggregate of $150,000 from eight individuals (the "Bridge Loans"). The Bridge Loans were evidenced by promissory notes that bore interest at 10% per annum and matured in one year. In connection with the Bridge Loans, the Company issued warrants to purchase an aggregate of 144,000 shares of common stock at an aggregate exercise price of $3,000. All such options were exercised between May 1993 and March 1994.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #7


(7) INCOME TAXES

The Company has net operating loss carryovers of approximately $19,810,000 as of December 31, 1994, expiring in the years 2003 through 2009. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," effective January 1, 1993. The adoption of SFAS No. 109 did not have a material impact to the financial statements. SFAS No. 109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Assuming all operating loss carryforwards will be available (which is unlikely) the Company would have a deferred tax asset of approximately $7,924,000. This amount represents an increase of approximately $804,000 over the prior year amount. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards, a valuation allowance of $7,924,000 has been established pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

(8) STOCKHOLDERS' EQUITY

(A) AUTHORIZED STOCK - The Company is authorized to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.

(B) STOCK ISSUANCES - During 1994 and 1993, 25,676 shares and 887,200 shares, respectively, of common stock were issued for services rendered. Such issuance has been reflected by a charge to operations of $12,838 and $44,860 during 1994 and 1993, respectively.

During 1994, the Company issued 7,696 shares of preferred stock in payment of the 6% dividend (see Note 5B).

In March 1994, the Series 1 and 2 Subordinated Convertible Debentures, due September 30, 1995, aggregating $675,000 were converted into 1,224,000 shares of the common stock of the Company. In connection with this conversion, an additional 160,000 bonus shares were issued by the Company.

(C) STOCK OPTIONS AND WARRANTS

STOCK OPTIONS - The following is a summary of Company common stock options:

                                                                                   Shares Under Options
                                                                                   --------------------
                                                                                       Years ended
                                                                         --------------------------------------
                                                                                       December 31,
                                                                         --------------------------------------
                                                                          1994            1993           1992
                                                                         -------         -------        -------
Outstanding Beginning of Years                                           128,000         206,200        206,200
Offered During Years                                                       5,000              --             --
Exercised During Years                                                   100,800          43,200             --
Terminated During Years                                                       --          35,000             --
                                                                         -------         -------        -------
  OUTSTANDING AND EXERCISABLE END OF PERIODS (1)                          32,200         128,000        206,200
                                                                         =======         =======        =======

(1) With an exercise price per share ranging from $.02 to $25.00 giving effect to the one-for-fifty reverse stock split.

WARRANTS - At December 31, 1994 and 1993, the Company had underwriter warrants (related to a 1990 stock offering) to purchase 19,200 shares of the Company's common stock at approximately $29 per share. The warrants expired February 2, 1995.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #8


(9) COMMITMENTS AND CONTINGENCIES

(A) PENDING LITIGATION - The Company is currently involved in a litigation proceeding involving breach of contract of a sales representative agreement. The case is presently awaiting trial. Management believes the lawsuit is totally without merit. If the plaintiff prevails in this action, damages can range from $60,000 for unpaid first year contract fees to millions of dollars for commissions based upon theoretical advertising sales. Counsel are unable to predict the outcome of this case (see Note 14B).

(B) LEASES - The Company leases its operating facilities in Darien, Connecticut for a term of three years under an operating lease. The future minimum annual rental commitments under the lease for the years ending December 31 are approximately as follows:

1995                                            $     47,000
1996                                                  50,000
1997                                                  17,000
                                                ------------
  TOTAL                                         $    114,000
                                                ============

Rent expense for years ended December 31, 1994, 1993 and 1992 was approximately $40,800, $37,100 and $28,900, respectively.

(C) EMPLOYMENT AGREEMENTS - On November 1, 1993, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO"). The agreement may be terminated by the Company as a result of death or disability or for cause. If the CEO terminates his agreement for cause during the first year, the Company will be required to pay salary and earned bonus, if any, pro rata for one year. If such termination occurs after the first year, the Company is required to pay salary and earned bonus, if any, for two years (see
Note 13A).

(D) 1994 STOCK COMPENSATION PLAN - The Company's 1994 Stock Compensation Plan (the "1994 Plan") permits the granting of incentive options, non-qualified stock options, stock appreciation rights, performance share units, restricted stock and for other awards of restricted stock in lieu of cash bonuses to Company employees, advisors, consultants and outside directors. Under the 1994 Plan, the term of any stock option may not exceed ten years and the stock option purchase price of an incentive stock option may not be less than the fair market value of the common stock on the date of the stock option grant. The maximum number of shares of common stock provided for grants under the 1994 Plan is 650,000 shares. The 1994 Plan is administered by the Compensation and Stock Option Committee appointed by the Board of Directors, which has the authority to select optionees, designate the number of shares to be covered by each option and, subject to certain restrictions, specify other terms of the options. No grants have been made under the 1994 Plan. The 1994 Plan was approved by the Board of Directors on December 13, 1993 and adopted by the Stockholders of the Company on March 17, 1994, and replaces the Company's 1988 Stock Option Plan, which had not been approved by the Company's stockholders (see Note 13A).

(E) STOCK OPTIONS - On December 29, 1994, 5,000 stock options, at an exercise price of $.02 per share, were issued to a holder of an unsecured note payable.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #9

(10) CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS - BROADCAST SERVICES AND PROGRAMMING

GTE Spacenet Corporation ("GTE") provided satellite communication services to the Company on GTE's Spacenet H satellite, through August 1994. The Company incurred monthly service charges ranging between $20,000 and $40,000 during the term of the agreement.

In August 1994, the Company was able to obtain satellite communication services on a short-term basis from Vista Satellite Communications. The Company incurred monthly service charges of $45,000 (see Note 13E).

On September 15, 1992, the Company entered into a five year agreement with IDB Communications Group, Inc., which provides stereo tape play-back of Channel America programming, uplink transmission facilities to Spacenet II and occasional downlink turnaround service which enables the Company to selectively choose programming from other satellites and transmit it back to Spacenet II for transmission to the Company's network. Prior to its entering into this agreement, the Company was receiving these services under an agreement with Reception Specialists Company, a wholly-owned subsidiary of IDB ("RSC"). The Company owed RSC an aggregate of $400,000 for services previously rendered.
IDB has agreed to forgive this amount provided that the Company perform its obligations under the new agreement. As this forgiveness is contingent upon the future performance of the Company, the obligation remains in these financial statements at the full amount. At December 31, 1994 and 1993, respectively, $753,559 and $721,135 due to IDB is included in accounts payable. Under the agreement, the Company is required to pay a monthly fee for primary services of $40,750 per month as of December 31, 1994. The monthly fee will increase to $42,790 for the period September 15, 1995 to September 15, 1996. Additional services such as downlink turnaround service and other services will be provided by IDB at an hourly rate ranging from $65 per hour to $187.50 per hour.

In order to permit the Company to arrange for new financing and improve its cash flow, the agreement provided that IDB would accept partial payment of its service fees until March 15, 1994. To recoup the deferred amounts, the agreement provided for a 25% surcharge on amounts billed for the period September 15, 1994 to September 15, 1995 and 50% for the period September 15, 1995 to September 15, 1996 until such deferred amounts are repaid in full. If the agreement is terminated or a change in control of the Company occurs prior to the expiration of the agreement, the entire unpaid balance due under the agreement plus the $400,000 previously due to RSC shall become immediately payable.

(11) RELATED PARTIES

As part of the loans made to the Company in October and November 1990, Harold Gelb, a former director of the Company, loaned to the Company $22,917; David Post, Chairman of the Board and Chief Executive Officer of the Company, loaned to the Company $47,667; and Katlean de Monchy, the wife of David Post, loaned to the Company $35,667.

In connection with the Bridge Loans made to the Company between September and December 1992, Mr. Post, Mr. Gelb, Walnut Capital Corp., a corporation of which Burton W. Kanter, (a director of the Company) is Chairman and President ("Walnut") and the brother of Thomas L. Kempner, (a director of the Company), loaned $20,000, $12,500, $25,000 and $25,000, respectively, and were issued stock options to purchase 19,200, 12,000, 24,000 and 24,000 shares of common stock to the Company. These options were exercised by December 31, 1994 (see
Note 8C).

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #10


(11) RELATED PARTIES (CONTINUED)

In connection with the sale of the Series 1 Debentures, Global Inversiones, S.A., a corporation of which Howard White, Vice Chairman of the Board of Directors of the Company, is an officer and a shareholder ("Inversiones"), and the brother of Mr. Kempner purchased $275,000 and $25,000 of the Series 1 Debentures, respectively. In connection with the issuance of the Series 1 Debentures, Inversiones and Mr. Kempner's brother were issued 125,714 and 11,429 shares of common stock, respectively. The Series 1 Debentures held by Inversiones and Mr. Kempner's brother were converted into a like amount of Series 2 Debentures. Upon the completion of the Recapitalization, the Series 2 Debentures held by Inversiones and Mr. Kempner's brother were automatically converted into 498,667 and 45,333 shares of common stock, respectively.

In connection with the sale of the Senior Convertible Debentures, several trusts for the benefit of various family members of Thomas Kempner with respect to which Mr. Kempner is a co-trustee (the "Kempner Trusts") purchased $500,000 Senior Debentures.

In consideration of the efforts of Robert Moore and Howard White in the placement of the Series 1, Series 2 and Senior Debentures, the Company issued to 273,600 shares of common stock to Mr. Moore and 159,600 shares of common stock to Inversiones.

In 1994, 14,676 shares of common stock were issued to Allen Rosenblatt, acting controller, in consideration of past services to the Company.

In connection with the sale of the Senior Debentures due March 31, 1995, Burton Kantor and the brother of Thomas Kempner purchased $32,500 and $20,000, respectively, of the Senior Debentures at December 31, 1994.

In fiscal 1993, 318,260, 59,333 and 12,000 shares of common stock was issued to Mr. Post, Mr. Kanter and Mr. Feltner, respectively, in consideration of their past services as directors of the Company.

In connection with the restructuring of debt in 1993, amounts that were listed as accrued expenses in 1992 were converted into two year 10% notes. These included advances from Elvin Feltner and Burton Kanter of $195,000, and $40,000, respectively, accrued salary to David Post of $123,731 and consulting fees due Allen Rosenblatt of $7,500. Randolph Pace, a stockholder, acting as President of KAM Consulting, performed $20,000 worth of services for the Company, which was converted into a 5 year note payable at December 1993. Additional amounts of accrued interest on these notes were also converted into two-year 10% notes.

As part of the Recapitalization:

(1) $142,669 of Subordinated Debentures and 10,842 shares of common stock were issued to Mr. Gelb, $71,335 of Subordinated Debentures and 5,421 shares of common stock were issued to Ms. de Monchy, $106,968 of Subordinated Debentures and 8,451 shares of common stock were issued to the brother of Mr. Post, $35,656 of Subordinated Debentures and 2,817 shares of common stock were issued to Pinpoint Partners I, a general partnership of which Mr. Kempner is a managing general partner, $213,937 of Subordinated Debentures and 16,901 shares of common stock were issued to the Kempner Trusts, and $290,602 of Subordinated Debentures and 229,557 shares of common stock were issued to Walnut.

(2) $24,959 of secured notes, 4,992 shares of preferred stock and 6,595 shares of common stock were issued to Mr. Post, $19,197 of Secured Notes, 3,839 shares of preferred stock and 5,673 shares of common stock were issued to Ms. de Monchy, an aggregate of $135,000 of secured notes, 27,000 shares of preferred stock and 39,892 shares of common stock were issued to the Kempner Trustees, $51,949 of secured notes, 10,389 shares of preferred stock.

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, SHEET #11


(12) NEW AUTHORITATIVE PRONOUNCEMENTS

The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," effective July 1, 1993. The adoption of SFAS No. 109 did not have a material impact on the Company's financial position or results of operations. Since that implementation, the Financial Accounting Standards Board has issued fifteen (15) new authoritative accounting pronouncements ("SFASs"). These new pronouncements either do not apply to the Company, or will be implemented when the Company engages in applicable transactions. The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants has issued Statement of Position ("SOP") 94-6 "Disclosure of Certain Risks and Uncertainties." SOP 94-6, which may require some additional disclosures, is effective for fiscal years ending after December 15, 1995. None of these potentially applicable accounting pronouncements is anticipated to have a material impact on the Company's financial statements.

(13) SUBSEQUENT EVENTS

(A) DISPOSITION OF OWNED LPTV STATIONS - As of December 15, 1995, the Company had three LPTV stations remaining to be sold. The Company is pursuing the sale of these stations and contemplates their sale in 1996 (see Note 4).

(B) EMPLOYMENT AGREEMENT AND STOCK COMPENSATION PLAN - On January 3, 1995, the Company entered into a three-year employment agreement with the Senior Vice President of programming, including a revenue participation plan. The Company also issued to him 68,238 stock options at an exercise price of $.02 per share effective January 3, 1995. In addition, upon conversion of senior debt holder notes into equity, the Company will issue him an additional 34,000 stock options at an exercise price of $.02.

(C) STOCK OPTIONS - Effective January 3, 1995, the Company issued 34,119 stock options at an exercise price of $.02 per share to Clear Water Entertainment, Inc. ("Clear Water") in connection with services performed for the Company. In addition, upon conversion of senior debt holder notes into equity, the Company will also issue to Clear Water an additional 17,000 stock options at an exercise price of $.02.

(D) ACQUISITION BY EVRO CORPORATION - In June 1995, the Board of Directors authorized management to issue Common Stock in exchange for all outstanding notes and Preferred Stock in anticipation of Evro purchasing a 51% controlling interest in the Company. The Company entered into a stock purchase agreement with Evro on July 13, 1995, whereby Evro will eventually acquire 100% of the Company. In accordance with certain terms of the proposed acquisition of the Company by Evro, at least ninety-percent (90%) of all outstanding debtholders and Preferred Stockholders must convert their notes and Preferred Stock into Company Common Stock to effect the acquisition.

(E) BROADCAST SERVICES - In 1995, the Company entered into a satellite communication agreement with AT&T, whereby the Company will incur monthly service charges of between $125,000 and $140,000.

(14) SUBSEQUENT EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF THE INDEPENDENT AUDITORS

(A) ACQUISITION BY EVRO CORPORATION - Various amendments have been made to the stock purchase agreement with Evro. As of February 15, 1996, the Company has received advances from Evro and Evro has paid outstanding obligations of the Company in the aggregate amount of $1,522,000.

(B) LITIGATION - On January 16, 1996, the litigation described in Note 9A was adjudicated. A civil judgement was entered against the Company in the amount of $167. The plaintiff in the litigation may file an appeal of the decision.

REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENTS SCHEDULES

To the Stockholders and Board of Directors of Channel America Television Network, Inc.


                 Our report in the consolidated financial statements of Channel America Television Network, Inc. is included on page F-2 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement Schedule II.

                 In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.




                                        /s/ Mortenson and Associates, P.C.
                                        ----------------------------------
                                        MORTENSON AND ASSOCIATES, P.C.
                                            Certified Public Accountants.
Cranford, New Jersey
December 15, 1995

CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY

SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


      COLUMN A                            COLUMN B                COLUMN C                 COLUMN D        COLUMN E
     ----------                          ----------      ---------------------------      -----------    -------------
                                                                         CHARGED TO
                                                                         ----------
                                         BALANCE AT      CHARGED TO        OTHER
                                         ----------      ----------        -----
                                         BEGINNING        COST AND       ACCOUNTS         DEDUCTIONS        BALANCE
                                         ---------        --------       --------         ----------        -------
    DESCRIPTION                          OF PERIODS       EXPENSES       DESCRIBED        DESCRIBED      END OF PERIOD
    -----------                          ----------       --------       ---------        ---------      -------------
YEAR ENDED DECEMBER 31, 1994:

Reserve for Bad Debt                    $    38,001      $    53,241    $         --     $     15,725(1)  $     75,517
                                        ===========      ===========    ============     ============     ============
YEAR ENDED DECEMBER 31, 1993:

Reserve for Bad Debt                    $    10,857      $    15,372    $     11,772(2)  $         --     $     38,001
                                        ===========      ===========    ============     ============     ============
YEAR ENDED DECEMBER 31, 1992:

Reserve for Bad Debt                    $    36,798      $    62,287    $         --     $     88,228(1)  $     10,857
                                        ===========      ===========    ============     ============     ============

(1) Recoveries of Bad Debt
(2) Writedowns of Uncollectible Accounts

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1995
                                  (Unaudited)


                                    ASSETS
CURRENT ASSETS:
---------------
  Cash                                                                  $    76,007
  Accounts Receivable - Less: Allowance
   for Doubtful Accounts of $35,356                                          41,713
  Program Rights (Less Amortization of $200,703)                             49,948
  Other Current Assets                                                       36,558
                                                                        -----------

  TOTAL CURRENT ASSETS                                                      204,226
  --------------------                                                  -----------

PROPERTY AND EQUIPMENT
----------------------
  Furniture and Equipment                                                    53,175
  Broadcast Equipment                                                        55,276
  Film Library                                                               55,730
                                                                        -----------
    Totals - At Cost                                                        164,181
  Less: Accumulated Depreciation                                            162,612
                                                                        -----------

  PROPERTY AND EQUIPMENT - NET                                                1,569
  ----------------------------                                          -----------

OTHER ASSETS:
-------------
  Deposits                                                                  132,500
                                                                        -----------

  TOTAL ASSETS                                                          $   338,295
  ------------                                                          ===========




See Accompanying Notes to Consolidated Financial Statements

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1995
                                 (Unaudited)

                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
--------------------
  Notes Payable - Related Parties                                      $  2,197,180
  Notes Payable - Other                                                   3,775,943
  Accounts Payable and Accrued Expenses                                   2,597,757
  Accrued Interest Payable                                                  584,642
  Other Current Liabilities                                                  53,288
  Due to Employees                                                          193,420
                                                                       ------------
  TOTAL CURRENT LIABILITIES                                               9,402,230
  -------------------------                                            ------------

OTHER LIABILITIES:
------------------
  Net Liabilities of Discontinued
   Operations                                                          $    102,450
                                                                       ------------

COMMITMENTS AND CONTINGENCIES                                                    --
-----------------------------                                          ------------

STOCKHOLDERS' EQUITY (DEFICIT):
-------------------------------
  6% Preferred Stock, $.01 Par
   Value, Authorized 1,000,000
   Shares; Issued and Outstanding
   135,962 Shares, $1,359,620
   Liquidation Value                                                          1,360
  Additional Paid-in Capital -
   Preferred                                                              1,358,260

  Common Stock $.01 Par Value;
   Authorized 100,000,000 Shares;
   Issued and Outstanding 30,911,960
   Shares                                                                   309,120
  Additional Paid-in Capital - Common                                    11,042,610
  Stock Subscription Receivable- Evro
   Corporation                                                             (800,000)

  Accumulated Deficit                                                   (21,077,735)
                                                                       ------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                     (9,166,385)
------------------------------------                                   ------------

TOTAL LIABILITIES AND STOCKHOLDERS'
-----------------------------------
 EQUITY                                                                $    338,295
 ------                                                                ============



See Accompanying Notes to Consolidated Financial Statements

           CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 (Unaudited)



NET REVENUES                                                                                      $ 1,094,109
------------                                                                                      -----------

OPERATING EXPENSES:
-------------------
  Direct Operating and Programming                                                                  1,926,622
  Selling, General and Administrative                                                                 707,058
  Debt Restructure Costs                                                                                   --
  Provision For Doubtful Accounts                                                                       7,800
                                                                                                  -----------

TOTAL OPERATING EXPENSES                                                                            2,641,480
------------------------                                                                          -----------

OTHER INCOME (EXPENSE):
-----------------------
  Interest Income                                                                                          11
  Other Income                                                                                        410,000
  Interest Expense                                                                                   (366,449)
                                                                                                  -----------

TOTAL OTHER INCOME (EXPENSES)-NET                                                                      43,562
---------------------------------                                                                 -----------

(LOSS) FROM CONTINUING OPERATIONS                                                                  (1,503,809)
---------------------------------                                                                 -----------

DISCONTINUED OPERATIONS:
------------------------
  Income (Loss) on Disposal of
  Discontinued Operations                                                                             281,859
                                                                                                  -----------
NET (LOSS)                                                                                        $(1,221,950)
----------                                                                                        ===========

(LOSS) FROM CONTINUING OPERATIONS
---------------------------------
 PER COMMON SHARE                                                                                 $      (.43)
 ----------------                                                                                 ===========

NET (LOSS) PER COMMON SHARE                                                                       $      (.35)
---------------------------                                                                       ===========

WEIGHTED AVERAGE NUMBER OF
--------------------------
 SHARES OUTSTANDING                                                                                 3,513,811
 ------------------                                                                               ===========





See Accompanying Notes to Consolidated Financial Statements

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 (Unaudited)


OPERATING ACTIVITIES:
---------------------
 Net (Loss)                                                                                       $(1,221,950)
                                                                                                  -----------
 Adjustments to Reconcile Net (Loss) to Net Cash
 (Used) for Operating Activities:
 Depreciation and Amortization                                                                         15,960
 Bad Debt Expense                                                                                       7,800
 Use of Program Rights                                                                                 61,000
 Other Non-Cash Restructuring of Debt                                                                 (16,533)

Change in Assets and Liabilities:
 (Increse) Decrease in:
  Accounts Receivable                                                                                    (527)
  Property and Equipment                                                                               13,249
  Other Current Assets                                                                                (16,433)
  Deposits                                                                                           (125,000)

 Increase (Decrease) in:
  Notes Payable                                                                                       (31,000)
  Accounts Payable                                                                                    689,154
  Accrued Expenses                                                                                    (38,181)
  Accrued Interest                                                                                    360,510
  Other Current Liabilities                                                                           173,320
                                                                                                  -----------
 Total Adjustments                                                                                  1,093,319
                                                                                                  -----------
 NET CASH - OPERATING ACTIVITIES                                                                     (128,631)
 -------------------------------                                                                  -----------

FINANCING ACTIVITIES:
---------------------
 Proceeds from Sale of Stock                                                                        1,000,000
 Less - Stock Subsription Receivable - EVRO
   Corporation                                                                                       (800,000)
 Payments of Debt                                                                                     (31,000)
                                                                                                  -----------
 NET CASH - FINANCING ACTIVITIES                                                                      169,000
 -------------------------------                                                                  -----------

 NET INCREASE IN CASH                                                                                  40,369
 --------------------

CASH - BEGINNING OF PERIODS                                                                            35,638
---------------------------                                                                       -----------

CASH - END OF PERIODS                                                                             $    76,007
---------------------                                                                             ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
--------------------------------------------------
Cash paid during the period for:
Interest                                                                                          $       965
Income Taxes                                                                                               --





See Accompanying Notes to Consolidated Financial Statements

           CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                     NINE MONTHS ENDED SEPTEMBER 30, 1995
                                 (Unaudited)





                                                           Additional
                                                           ----------
                                                            Paid-In
                                                            -------
                                   Preferred                Capital       Common
                                   ---------                -------       ------
                                     Stock    Preferred    Preferred      Stock         Common
                                     -----    ---------    ---------      -----         ------
                                    Shares      Stock        Stock       (Shares)       Stock
                                    ------      -----        -----       --------       -----
BALANCE - January 1, 1995          135,962   $   1,360    $1,358,260     3,411,960   $   34,120
-------------------------

  Issuance of Stock                     --          --            --    27,500,000      275,000
  Dividends on Preferred
   Stock

  Net (Loss)                            --          --            --            --           --
                                   -------   ---------    ----------    ----------   ----------

BALANCE - September 30, 1995       135,962   $   1,360    $1,358,260    30,911,960   $  309,120
----------------------------       =======   =========    ==========    ==========   ==========

                                                                                     Total
                                                                                     -----
                                   Additional                                     Stockholders'
                                   ----------                                     -------------
                                    Paid-In        Accumulated    Subscriptions      Equity
                                    -------        -----------    -------------      ------
                                    Capital         (Deficit)      Receivable       (Deficit)
                                    -------         ---------      ----------       ---------
BALANCE - January 1, 1995         $10,317,610     $(19,834,814)            --     $(8,123,464)
-------------------------

  Issuance of Stock                   725,000               --     $ (800,000)       200,000
  Dividends on Preferred
   Stock                                               (20,971)                       (20,971)

  Net (Loss)                               --       (1,221,950)            --      (1,221,950)
                                  -----------     ------------     ----------     -----------

BALANCE - September 30, 1995      $11,042,610     $(21,077,735)    $ (800,000)    $(9,166,385)
----------------------------      ===========     ============     ==========     ===========



See Accompanying Notes to Consolidated Financial Statements

            CHANNEL AMERICA TELEVISION NETWORK, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (Unaudited)


A.  BASIS OF PRESENTATION

         The consolidated balance sheet as of September 30, 1995, the statement of operations for the nine-months ended September 30, 1995, and the consolidated statement of cash flow for the nine-month period ended September 30, 1995 have been prepared by the company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flow have been made. The results for the interim periods are not necessarily indicative of the results for a full year.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been consolidated or omitted. These consolidated financial statements should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended December 31, 1994 and its audited financial statements.

B.  LOSS PER SHARE

         Loss per share is based on the weighted average number of shares outstanding during the period.

                               EVRO CORPORATION

                  CONDENSED PROFORMA COMBINING BALANCE SHEET
                WITH CHANNEL AMERICA TELEVISION NETWORK, INC.

                              SEPTEMBER 30, 1995


        The Condensed Proforma Combining Balance Sheet shown below has been prepared as if EVRO had acquired 51% of the outstanding stock of Channel America as of September 30, 1995. The adjustments reflect (a) the adjustment of the Channel America program library to fair value, (b) the recording of the transaction costs of the acquisition, and (c) goodwill relating to the acquisition. No value has been assigned to the minority interest of Channel America as the net assets acquired, including goodwill, are equal to the liabilities assumed as of the date of acquisition.

                                                                  CHANNEL             PROFORMA
                                                   EVRO           AMERICA            ADJUSTMENTS          COMBINED
                                               ------------       -------            -----------          --------
 ASSETS:

 Current Assets                                $   666,157     $   204,226        $                     $    870,383

 Property and Equipment                          3,447,965           1,569            1,881,388            5,330,922

 Other Assets                                    3,635,166         132,500            7,634,997           11,402,663
                                               -----------     -----------        -------------         ------------
 Total Assets                                  $ 7,749,288     $   338,295        $   9,516,385         $ 17,603,968
                                               ===========     ===========        =============         ============

 LIABILITIES AND STOCKHOLDERS EQUITY:

 Current Liabilities                           $ 3,604,188     $ 9,402,230        $    350,000          $ 13,356,418

 Other Liabilities                               1,421,278         102,450                                 1,523,728

 Stockholders' Equity (Deficit)                  2,723,822      (9,166,385)          9,166,385             2,723,822
                                               -----------     -----------        ------------          ------------
 Total Liabilities and Stockholders' Equity    $ 7,749,288     $   338,295        $  9,516,385          $ 17,603,968
                                               ===========     ===========        ============          ============

                               EVRO CORPORATION

             CONDENSED PROFORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1994



        The Condensed Proforma Combining Statement of Operations shown below for the nine months ended September 30, 1994 has been prepared as if EVRO and Channel America had acquired been acquired by TSSN as of January 1, 1994, adjusted to reflect an increase depreciation and amortization resulting the adjustment of the Channel America program library to fair value and resulting goodwill recorded pursuant to the related acquisitions. The proforma weighted average number of shares used to compute the proforma loss per share was based on the actual number of EVRO shares outstanding for the year ended December 31, 1994 increased by the number of common shares issued to STELLAR (500,000 shares) adjusted for the effect of a November 30, 1994 change in the number of issued shares of TSSN held by STELLAR.

                                                      THE SPORTS
                                                      & SHOPPING        CHANNEL         PROFORMA
                                        EVRO           NETWORK          AMERICA        ADJUSTMENTS      COMBINED
                                        ----          ----------        -------        -----------      --------
 Sales and Revenues                 $ 1,080,991     $    48,898      $ 1,639,811      $               $ 2,769,700

 Cost of Revenues                       582,186          73,325        2,058,623                        2,714,134
                                    -----------     -----------      ------------     -----------     -----------
 Gross Margin                           498,805         (24,427)        (418,812)                          55,566

 Operating Expenses                   2,648,027       1,597,712        1,361,246        1,044,946       6,651,931
                                    ===========     ===========      ===========      ===========     ===========
 Operating Loss of Continuing
 Operations                          (2,149,222)     (1,622,139)      (1,780,058)      (1,044,946)     (6,596,365)

 Other Income (Expenses)               (149,132)        (81,024)        (467,601)                        (697,757)
                                    -----------     -----------      ------------     -----------     -----------
 Net Loss of Continuing
 Operations                         $(2,298,354)     (1,703,163)     $(2,247,659)     $(1,044,946)    $ (7,294,12)
                                    ===========     ===========      ===========      ===========     ===========
 Net Loss per share from
  Continuing Operations                                                                               $     (4.23)
                                                                                                      ===========
 Average Number of Common
  Shares Outstanding                                                                                    1,726,172
                                                                                                      ===========



                               EVRO CORPORATION

             CONDENSED PROFORMA COMBINING STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995



        The Condensed Proforma Combining Statement of Operations shown below for the nine months ended September 30, 1995 has been prepared as if EVRO and Channel America had acquired been acquired by TSSN as of January 1, 1995, adjusted to reflect an increase depreciation and amortization resulting the adjustment of the Channel America program library to fair value and resulting goodwill recorded pursuant to the related acquisitions. The proforma weighted average number of shares used to compute the proforma loss per share was based on the actual number of EVRO shares outstanding, adjusted for the number of common shares issued to Stellar (500,000 shares).


                                                            EVRO
                                           EVRO           1/1/95 TO          CHANNEL        PROFORMA
                                       AS REPORTED         2/28/95           AMERICA       ADJUSTMENTS      COMBINED
                                       -----------        ---------          -------       -----------      --------

 Sales and Revenues                   $ 1,217,870        $  174,224        $ 1,094,109     $              $ 2,486,203

 Cost of Revenues                         740,016            13,665          1,926,622                      2,680,303
                                      -----------        ----------        -----------     ---------      -----------
 Gross Margin                             477,854           160,559           (832,513)                      (194,100)

 Operating Expenses                     2,894,181           197,677            714,858       702,394        4,509,110
                                      -----------        ----------        -----------     ---------      -----------
 Operating Loss of Continuing
  Operations                           (2,416,327)          (37,118)        (1,547,371)     (702,394)      (4,703,210)

 Other Income (Expenses)                 (110,261)          (20,181)            43,562                        (86,880)
                                      -----------        ----------        -----------     ---------      -----------
 Net Loss of Continuing
  Operations                          $(2,526,588)       $  (57,299)       $(1,503,809)    $(702,394)     $(4,790,090)
                                      ===========        ==========        ===========     =========      ===========
 Net Loss per share from
 Continuing Operations                                                                                    $     (2.10)
                                                                                                          ===========
 Average Number of Common
  Shares Outstanding                                                                                        2,276,041
                                                                                                          ===========

                                     F-30